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AGREEMENT NO. SNP001

STATE OF FLORIDA AGENCY FOR HEALTH CARE ADMINISTRATION COORDINATION OF BENEFITS AGREEMENT

THIS COORDINATION OF BENEFITS AGREEMENT is entered into between the State of Florida, AGENCY FOR HEALTH CARE ADMINISTRATION, hereinafter referred to as the "Agency" whose address is 2727 Mahan Drive, Tallahassee, Florida 32308, and WELLCARE OF FLORIDA, INC. hereinafter referred to as the "Health Plan" whose address is 8735 Henderson Road, Renaissance 2, Tampa, Florida 33634-1143. The Agency and the Health Plan collectively are referred to herein as the "Parties," and each individually as a "Party."

                                                                                                                                                                           RECITALS
WHEREAS, the Health Plan contracts with the Centers for Medicare and Medicaid Services, U.S. Department of Health and Human Services ("CMS") to sponsor Medicare Advantage Plans under Title XVIII of the Social Security Act, including Medicare Advantage Special Needs Plan(s) ("SNP(s)") that arrange for the provision of Medicare services for individuals who are dually-eligible for both Medicare and Medicaid benefits pursuant to Titles XVIII and XIX of the Social Security Act;

WHEREAS, the Health Plan sponsors SNP(s) ("Health Plan's SNP(s)") in the State of Florida ("State") and enrolls residents of the State who are eligible for Medicare benefits, eligible for Medicaid pursuant to the State's Medicaid Plan (the "the Medicaid State Plan") as administered by the Agency, and eligible to enroll in the SNP;

WHEREAS, the Medicare Improvements for Patients and Providers Act of 2008 and its implementing regulations issued by CMS require that the Health Plan enter into a contract with the Agency to coordinate benefits and/or services for members of the Health Plan's SNP(s) within the State; and

WHEREAS, the Health Plan and the Agency desire to enter into an arrangement regarding the provision of Medicare and Medicaid benefits by the Health Plan's SNP(s) within the State in an effort to improve the integration and coordination of such benefits as well as to improve the quality of care and reduce the costs and administrative burdens associated with delivering such care.

NOW THEREFORE, in consideration of the terms and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Parties agree as follows:

I.              DEFINITIONS

A.  "Coinsurance" means the fixed percentage of the total amount of the cost of medical services for which an individual normally would be financially responsible pursuant to his or her Medicare health care coverage.

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B.  "Co-payment" means a fixed dollar amount that is a portion of the total cost of covered services for which an individual normally would be financially responsible pursuant to his or her Medicare health care coverage.

C.  "Cost-Sharing" means the portion of the cost of covered services for which an individual normally would be financially responsible pursuant to his or her Medicare health care coverage. Cost-sharing includes deductibles, coinsurance, and co-payments, but does riot include any premiums.

D.  "Cost-Sharing Obligations" mean those financial payment obligations to be paid by the Agency in satisfaction of (i) deductibles, coinsurance, and co-payments for the Medicare Part A and Medicare Part B programs with respect to certain dual eligible beneficiaries, as set forth in Exhibit A. Such financial payment obligations shall not include premiums or cost-sharing relating to Medicare Part D benefits.

E.  "Dual Eligible Beneficiary" or "Dual Eligible Beneficiaries" means those categories of individuals identified in Exhibit A that are eligible for Medicare benefits as well as medical assistance under the Medicaid State Plan. Medical assistance may include Medicaid coverage of medical services, assistance in paying Medicare Part A and/or Part B premiums, and cost-sharing obligations for Medicare-covered services.

F. "MA Contract" means the contract between the Health Plan and CMS pursuant to which the Health Plan sponsors Medicare Advantage Plan(s), including the Health Plan's SNP(s).

G.	"Medicare Laws" means any and all laws, rules, regulations, statutes, orders and standards, instructions and guidance applicable to the Medicare Advantage Program and Medicare Advantage Organizations, as the term is defined in 42 C.F.R. § 422.4, including the Health Plan in its capacity as the sponsor of the Health Plan's SNP(s).

.	H. "Medicare Advantage Premium" means the amount Medicare Advantage plans may charge for mandatory and/or optional Supplemental Benefits beyond basic Medicare services.

            I.  "Member" means an individual eligible to enroll in, and who has enrolled in, the Health Plan's SNP.

            J.  "Premium" means the amount the Agency pays for Medicare Part A and/or Part B premium on behalf of certain dual eligible beneficiaries pursuant to Section 1905 of the Social Security Act.

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K.  "Service Area" means the geographic area in which the Health Plan's SNP(s) operate(s) pursuant to Health Plan's MA Contract as listed in Exhibit B. The Health Plan agrees to notify the Agency if the Health Plan is approved to expand the service area under the MA Contract.

L.  "Supplemental Benefit" means Medicare Advantage SNP benefits beyond basic Medicare Part A and Part B services, including limits on out-of-pocket spending, reduction in premiums, or optional health care services.

M.  "Wrap-Around Benefits" mean those items and services that are (i) covered by the Medicaid State Plan for certain individuals identified in Exhibit A, (ii) not eligible for coverage as basic benefits under the Medicare Program and (iii) not covered by Health Plan's SNP(s) as a Supplemental Benefit.

II.           SCOPE

A.          Coordination of Benefits

1.
Coordination. The Health Plan will perform a substantial role coordinating and arranging the Medicare and/or Medicaid benefits and services for dual eligible beneficiaries who are members of the Health Plan's SNP(s), as set forth in Exhibit A and Sections III and VI.

2.
Financial Responsibilities. Pursuant to the Medicaid State Plan, the Agency will remain financially responsible for cost-sharing obligations and wrap-around benefits for certain dual eligible beneficiaries, who are members of Health Plan's SNP(s). The Agency may have financial responsibility for Medicare Part A and/or Part B premiums for select categories of dual eligible beneficiaries, as set forth in Exhibit A. The Agency is not responsible for payment of Medicare Advantage premiums for mandatory or optional Supplemental Benefits, unless specifically prescribed in the Medicaid State Plan.

3.
Claims Processing. The Agency shall receive, process, and adjudicate claims for cost-sharing obligations and wrap-around benefits, in accordance with the Agency's processes and procedures for claims administration. The Health Plan shall receive, process and adjudicate claims for basic Medicare services and Supplemental Benefits.

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III.         HEALTH PLAN RESPONSIBILITIES

A.
Medicare Benefits and the Health Plan Programs. The Health Plan shall provide to its members the Medicare benefits set out in the Health Plan's SNP benefit package, including basic and supplemental benefits, pursuant to the Health Plan's MA Contract. The Health Plan shall provide such benefits and otherwise sponsor the Health Plan’s SNP(s) in accordance with the Health Plan's MA Contract and applicable Medicare Law.

B.    Integrated Medicaid Benefits.

1.
Comprehensive Written Statement of Benefits. Prior to enrolling any individual into the Health Plan's SNP, the Health Plan shall provide such individual with a comprehensive written statement describing the Medicare and Medicaid benefits and cost-sharing protections the individual would receive as a Member of Health Plan's SNP. Such written statement shall include such information and be formatted in accordance with the requirements established by CMS. The Health Plan and the Agency agree that the Medicaid State Plan sets forth the Medicaid benefits that the Agency will provide members, and the Health Plan will document in the comprehensive written statement of benefits.

2.
Summary of Benefits. To the extent required of Medicare Advantage Organizations sponsoring Medicare Advantage Special Needs Plans for dual eligible individuals by CMS, the Health Plan shall integrate into a single Summary of Benefits all Medicare and Medicaid benefits a Member may be eligible to receive upon enrollment in Health Plan's SNP(s).

3.
Medicare Advantage Supplemental Benefits. The Agency acknowledges that (i) the Health Plan's plan benefit design, including the benefits and cost-sharing obligations, provided under such design may vary from plan-to-plan and from year-to-year; (ii) in any given benefit year, the plan benefit packages offered by the Health Plan's SNP may include certain Medicare Supplemental Benefits that may overlap with Medicaid benefits covered by the Medicaid State Plan; and (iii) for services that are covered as Supplemental Benefits under the Health Plan's SNP(s) as well as benefits under the Medicaid State Plan, the Health Plan shall first adjudicate claims for in-network services under the Supplemental Benefit offered by the Health Plan's SNP(s) before denying such claims as Agency responsibility under the Medicaid State Plan.  The Health Plan shall ensure that claims are processed and comply with the federal and state requirements set forth in 42 CFR 447.45 and 447.46 and Chapter 641, F.S.

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            C.     Cost-Sharing Obligations.

1.
Cost-Sharing Obligation by Plan Design. The Agency acknowledges and agrees that based on the Health Plan's benefit package design and its bid to CMS, the Health Plan determines varying levels of cost-sharing obligations for certain dual eligible beneficiary members. The Agency further acknowledges and agrees that as a result of these benefit package designs, the Health Plan’s actual cost-sharing obligations for such members may be reduced or equal zero.

2.	Nothing in this Agreement precludes the Health Plan from entering into agreements with providers that vary the amount or method of payment by the Health Plan for cost-sharing obligations.

            D.     Member Protections.

1.
Hold Harmless Member Cost-Sharing. With respect to its members for whom the State Medicaid Agency is otherwise required by law, and/or voluntarily has assumed responsibility in the Medicaid State Plan to cover cost-sharing obligations, the Health Plan agrees that it shall include in its written communication with providers that providers acknowledge and agree that they shall not bill or charge such members the balance of ("balance bill"), and that such members are not liable for, those cost-sharing obligations. The Health Plan further agrees that in accordance with 42 C.F.R. §422.504(g)(1)(iii) that it will include in its provider agreements that the provider will accept the Health Plan's payment as payment in full or will bill the appropriate State source if the Health Plan has not assumed the State's financial responsibility under an agreement between the Health Plan and the State.

2.
Limitation on Cost-Sharing Obligations. Notwithstanding Paragraph III.D.1, in the case of a dual eligible beneficiary who is enrolled in the Health Plan's SNP, the Health Plan agrees that it may not impose cost-sharing that exceeds the amount of cost-sharing that would be permitted with respect to such individual pursuant to Medicaid if the individual were not a member of the Health Plan.

3.
Member Hold Harmless from Health Plan and Agency Financial Responsibility. Notwithstanding any provision in this Agreement to the contrary, the Health Plan shall prohibit providers from, under any circumstance including but not limited to non-payment by the Health Plan, insolvency of the Health Plan or breach of the Health Plan's agreement with provider, from billing, charging, collecting a deposit from, seeking compensation or remuneration from or having any recourse against any member for fees that are the responsibility of Health Plan or the Agency.

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            E.          Reporting.

The Health Plan shall submit to the Agency such reports and data mutually agreed to by the Parties at such intervals mutually agreed to by the Parties. Such reports and data shall include the following:

(i). A summary identifying the Health Plan's service area(s) (Exhibit B);

(ii). An annual Summary of Benefits of the Health Plan's SNP benefits offered under the plan benefit packages, including Supplemental Benefits; and

(iii).The Health Plan agrees to submit to the Agency the duplicate copies of quality reports, measures, and findings generated from the Health Plan's SNP(s) quality management programs as required by and submitted to CMS.

F.	Prompt Pay. The Health Plan shall pay all claims for items and services in accordance with Medicare Law.

IV.              DATA EXCHANGE

A.
Privacy and Security. The Parties agree that any data or other information transmitted pursuant to this Agreement shall comply with the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations including the Privacy, Security, Electronic Transaction Rules (collectively, "HIPAA"). The Parties acknowledge that the use and disclosure of information is for payment and other purposes permissible under HIPAA

B.
Initial Eligibility Verification. The Agency shall provide the Health Plan access to information verifying the eligibility of dual eligibles through the use of the Medicaid Fiscal Agent's Provider Secured Web Portal. The Health Plan shall ensure individuals enrolled in the SNP(s) are eligible for both Medicare and Medicaid.

            C.       Ongoing Eligibility Verification.

1.
The Parties agree to exchange Medicare and Medicaid eligibility and enrollment data to facilitate the Parties' performance under this Agreement. The Agency shall transmit to the Health Plan the Agency's eligibility data that shall verify the active or inactive status of dual eligible beneficiaries and identify the dual eligibility beneficiary categories of members. The Parties agree that the Health Plan will reconcile the data and the Parties shall work in good faith to resolve any discrepancies that the Health Plan or Agency may identify.

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2.
To the extent the Health Plan determines allowable, the Health Plan shall undertake certain activities intended to facilitate eligibility redeterminations, such as assistance with applications for medical assistance on behalf of its members and conducting member education regarding maintaining Medicaid eligibility.

D.	Provider Participation File Exchange. On a quarterly basis, the Agency will provide the Health Plan a listing of all providers with whom the Agency has active Medicaid agreements on file in order to ensure network adequacy and promote continuity of care. The Health Plan shall electronically transmit provider participation files to the Agency upon request by the Agency. The Health Plan shall include in the provider participation files all network providers contracted by the Health Plan to serve its members who are dual eligible beneficiaries. The Agency agrees to define reasonable requirements for the provider participation files for the Health Plan's submission to Agency

V.           TERM, TERMINATION, RENEWAL AND AMENDMENT PROCEDURE

A.	Term. This Agreement shall begin upon execution by both Parties or January 1, 2012 (whichever is later) and end on December 31, 2012, inclusive (Initial Term). Upon expiration, of the Initial Term, this Agreement shall automatically renew for a one (1) year period, unless either party gives ten (10) business days notice prior thereto that is does not wish to renew the contract.

B.
Termination. This Agreement shall automatically terminate upon the termination or expiration of the Health Plan's MA Contract with CMS to sponsor the Health Plan's SNP(s), regardless of the reason for such termination or expiration. Furthermore, either Party may terminate this Agreement without cause upon thirty (30) days advance written notice to the other Party, or earlier upon mutual consent.

C.	Renewal. This Agreement may be renewed for a period that may not exceed three (3) years or the term of the original Agreement, whichever period is longer. Renewal shall be in writing and subject to the same terms and conditions set forth in the initial Agreement.

D.	Amendment. This Agreement may be amended upon written Agreement signed by Parties.

VI.         COORDINATION OF SERVICES

              A.            Marketing and Education.

1.	The Parties agree that the Health Plan is subject to, and shall comply with, all Medicare Laws relating to marketing of Medicare Advantage Plans. In

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AGREEMENT NO. SNP001

connection therewith, the Health Plan agrees to submit its marketing materials to CMS for approval and agrees to only use CMS approved marketing material in the State. The Agency agrees that CMS approval shall be sufficient for the Health Plan's use of such materials in the State.

2.	Any releases of information pertaining to this Agreement to the media, the public or other entities require prior approval from the Agency.

3.	The Health Plan shall establish functions and activities governing program integrity in order to reduce the incidence of fraud and abuse and shall comply with all state and federal program integrity requirements, including but not limited to the applicable provisions of the Social Security Act, ss. 1128, 1902, 1903 and 1932; 42 CFR 431, 433, 434, 435, 438, 441, 447 and 455; 45 CFR part 74; Chapters 409, 414, 458, 459, 460, 461, 626, 636, 641 and 932, F.S., and 59A-12.0073, 59G and 69D-2, FAC.

4.
The Agency shall retain responsibility for developing and distributing materials and conducting educational activities relating to the State Medicaid Program and benefits and services covered under the Medicaid  State Plan, including, without limitation, provider directories and identification cards.

B.           Appeals and Grievances.

1.	The Health Plan is subject to, and shall comply with, all Medicare Laws relating to member grievances and appeals. To the extent practicable, the Health Plan shall seek to incorporate into its grievance and appeals process applicable requirements relating to grievances and appeals as required under the Medicaid State Plan and as provided by the Agency. In circumstances where both appeals processes could potentially apply, the Health Plan agrees that it shall use the more restrictive procedures required of the Health Plan and apply the more liberal beneficiary protections, such as the Medicaid continuation of benefits policies. The Health Plan and State further agree to the extent possible to avoid duplicate appeals.

2.
As set forth in the Health Plan's policies and procedures, providers and members must exhaust the Health Plan's internal processes and procedures, including appeal provisions, prior to seeking an external hearing or review as permitted under Medicare Law.

3.	The Health Plan shall refer any grievance or appeal filed by a member or member’s representative relating to a Medicaid benefit available solely under the Medicaid State Plan to the Agency.

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            C.         Plan Management.

1.
The Parties agree that the Health Plan's administration of the Health Plan's SNP(s), including, without limitation, plan benefit package design, provider network adequacy, provider credentialing, utilization management programs, quality improvement programs, and payment processes and procedures (collectively, "Administrative Services"), shall be subject to Medicare Laws.

2.
The Agency acknowledges and agrees that the Health Plan's compliance with Medicare Laws with respect to its Administrative Services shall be sufficient for approval by the Agency, and the Agency shall not require additional approval of such services, including, requiring providers to be credentialed by the Agency or enrolled in the State Medicaid Program.

VII.             MISCELLANEOUS

A.
Survival. Any provision of this Agreement that requires or reasonably contemplates the performance or existence of obligations by either Party after termination of this Agreement shall survive such termination, regardless of the reason for termination.

B.
Compliance with Federal, State and Local laws and Third Party Liability. The Health Plan agrees to comply with all federal, state and local laws,- including those relating to third party liability and coordination of benefits, applicable to the performance of this Agreement.

C.
Work Authorization Program. The Immigration Reform and Control Act of 1968 prohibits employers from knowingly hiring illegal workers. The Health Plan shall only employ individuals who may legally work in the United States - either U.S. citizens or foreign citizens who are authorized to work in the U.S. The Health Plan shall use the U.S. Department of Homeland Security's E-Verify Employment Eligibility Verification system to verify the employment eligibility of:

                                  ■          all persons employed by the Health Plan, during the term of this Agreement, to perform employment duties within Florida; and,

                                  ■          all persons (including subcontractors) assigned by the Health Plan to perform work pursuant to this Agreement

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            D.          Exhibits.

1.	The following Exhibits are incorporated by reference into this Agreement and attached hereto:

                                 a.    Exhibit A, "Categories of Dual-Eligible Beneficiaries"

                                 b.    Exhibit B, “MA SNPS Applicable Service Areas and Dual Eligible and Other Dual Eligible Categories

2.	Unless otherwise specifically provided in this Agreement, in the event of any conflict between this Agreement and any of the Exhibits this Agreement shall control.

E.
Contact Information. All matters pertaining to this Agreement shall be directed to the contact persons below for appropriate action or disposition. A change in contact person by either Party shall be reduced to writing.

                           The contact person for the Agency is as follows:

 Jennifer Barrett
Agency for Health Care Administration
2727 Mahan Drive, MS #19
Tallahassee, FL 32308
(850)412-4137
Jennifer.Barrett@ahca.myflorida.com

The contact person for the Health Plan is as follows:

Robert Diaz
Wellcare Health Plans, Inc.
Division Vice President, Regulatory & Government Affairs Florida & Hawaii Division
8735 Henderson Road, Renaissance 2
Tampa, Florida 33634-1143
(813) 206-1758
Robert.Diaz@wellcare.com

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AGREEMENT NO. SNP001

IN WITNESS WHEREOF, authorized representatives of the Parties have caused this fourteen (14) page Agreement, which includes any referenced exhibits, to be executed. This Agreement is not valid until signed and dated by both parties.

WELLCARE OF FLORIDA, INC.		STATE OF FLORIDA AGENCY FOR
HEALTH CARE ADMINISTRATION

SIGNED		SIGNED
BY:	/s/ Chrissie Cooper	BY:	/s/ Elizabeth Dudek

NAME:	Chrissie Cooper	NAME:	Elizabeth Dudek

TITLE:	President; Florida & Hawaii Division	TITLE:	Secretary

DATE:	6/2/11	DATE:	6/16/2011

List of Exhibits included as part of this Agreement:

Exhibit A - Categories of Dual-Eligible Beneficiaries (2 pages)
Exhibit B - MA SNPS Applicable Service Areas (1 page)

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EXHIBIT A
CATEGORIES OF DUAL-ELIGIBLE BENEFICIARIES

The following categories of Dual Eligible Beneficiaries are recognized within the scope of this Agreement:

1.
A "Full Benefit Dual Eligible" or "FBDE" is an individual who is eligible for full Medicaid benefits under the Medicaid State Plan because the individual falls within a federal mandatory coverage group or an optional coverage group (such as medically needy) but who does not meet the income or resource criteria for QMB or SLMB. Under the Medicaid State Plan, FBDEs are eligible for some financial assistance from the Agency in connection with Medicare Part A premiums, and in some cases Medicare Part B premiums. Medicare cost-sharing obligations may effectively be covered by the State Medicaid benefit, but certain conditions must be met, including 1) the service is also covered by Medicaid, 2) the provider is also a Medicaid provider, and 3) the Medicaid fee schedule amount is greater than the Medicare amount paid.

2.	A "Qualified Disabled and Working Individual" or "QDWI" is an individual who lost his or her Medicare Part A benefits because he or she returned to work, but who is eligible to purchase Medicare Part A benefits. A QDWI (i) is eligible to purchase Medicare Part A benefits; (ii) has an annual income of 200% of the Federal Poverty Level ("FPL") or less; (iii) has resources that do not exceed twice the Supplemental Security Income ("SSI") limit; and (iv) who otherwise is not eligible for Medicaid benefits under the Medicaid State Plan. Under the State Medicaid Program, a QDWI is eligible for financial assistance from the Agency to pay the individual's Medicare Part A premiums.

3.
A "Qualifying Individual" or "Ql" is an individual (i) who is entitled to Medicare Part A; (ii) who has an annual income that is at least 120% FPL, but less than 135% FPL; (iii) who has resources that do not exceed twice the SSI limit; and (iv) who otherwise is not eligible for Medicaid benefits under the Medicaid State Plan. Under the State Medicaid Program, a Ql is eligible for financial assistance from the Agency in connection with certain Medicare benefits, including payment of the individual's Medicare Part B premiums.

4.
A "Qualified Medicare Beneficiary" or "QMB Only" is an individual (i) who is entitled to Medicare Part A; (ii) who has income that does not exceed 100% FPL; and (iii) whose resources do not exceed twice the SSI limit. Under the State Medicaid Program, a QMB is eligible for financial assistance from the Agency in connection with certain Medicare benefits, including Medicare Part A and Part B premiums and cost-sharing obligations.

5.
A "QMB-Plus" is an individual who meets all of the eligibility requirements for QMBs and who also meets the financial criteria for full Medicaid coverage under the Medicaid State Plan. Under the Medicaid State Plan, a QMB-Plus is eligible for full Medicaid benefits as well as financial assistance from the Agency in connection with certain Medicare benefits, including Medicare Part A and Part B premiums and cost-sharing obligations.

Agreement No. SNP001, Exhibit A, Page 1 of 2

6.
A "Specific Low Income Medicare Beneficiary" or "SLMB Only" is an individual (i) who is entitled to Medicare Part A benefits; (ii) who has annual income that exceeds 100% FPL but is less than 120% FPL; and (iii) whose resources do not exceed twice the SSI limit. Under the Medicaid State Plan, a SLMB is eligible for financial assistance from the Agency in connection with certain Medicare benefits, including payment of Medicare Part B premiums.

7.
A "SLMB-Plus" is an individual (i) who meets all the financial criteria for SLMBs and who also meets the financial criteria for full Medicaid coverage under the Medicaid State Plan. Under the Medicaid State Plan, a SLMB-Plus is eligible for full Medicaid benefits as well as financial assistance from the Agency in connection with certain Medicare benefits, including payment of Medicare Part B premiums. Medicare cost-sharing obligations may effectively be covered by state Medicaid benefit, but certain conditions must be met, including 1) the service is also covered Medicaid, 2) the provider is also a Medicaid provider, and 3) the Medicaid fee schedule amount is greater than the Medicare amount paid,

Agreement No. SNP001, Exhibit A, Page 2 of 2

EXHIBIT B

MA SNPS
APPLICABLE SERVICE AREAS AND
DUAL ELIGIBLE AND OTHER DUAL ELIGIBLE CATEGORIES

MA SNP PLAN NAME	H#	SERVICE AREA BY COUNTY OR ZIP CODE	CATEGORY OF SNP (Dual, Chronic, Institutional)	APPLICABLE CATEGORY OF DUAL ELIGIBLE
WellCare Select	H1032061	Brevard, Broward, Dade, Duval, Hernando, Highlands, Hillsborough, Indian River, Lake, Manatee, Marion, Martin, Orange, Osceola, Palm Beach, Pasco, Pinellas, Polk, Seminole, Sumter, St. Lucie	Dual	FBDE, QDWI, QI, QMB, QMB+, SLMB, SLMB+
WellCare Select	H1032101	Bay, Calhoun, Citrus, Escambia, Franklin, Gadsden, Gulf, Holmes, Jefferson, Leon, Liberty, Madison, Okaloosa, Santa Rosa, Wakulla, Washington	Dual	FBDE, QDWI, QI, QMB, QMB+, SLMB, SLMB+
WellCare Access	H1032124
Bay, Broward, Brevard, Calhoun, Citrus, Duval, Escambia, Franklin, Gadsden, Gulf, Hernando, Highlands, Hillsborough, Holmes, Indian River, Jefferson, Lake, Leon, Liberty, Madison, Manatee, Marion, Martin, Okaloosa, Orange, Osceola, Palm Beach, Pasco, Pinellas, Polk, Santa Rosa, Seminole, St. Lucie, Sumter, Wakulla, Washington
			Dual	FBDE, QMB, QMB+, SLMB+
WellCare Access	H1032170	Dade	Dual	FBDE, QMB, QMB+, SLMB+

Agreement No. SN001, Exhibit B, Page 1 of 1